EXHIBIT NUMBER 10.9


            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                                 (MULTICURRENCY)


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (MULTICURRENCY) (the "Amendment"), dated as of December 5, 1996 is entered into by and between STANFORD TELECOMMUNICATIONS, INC. (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank").

                                    RECITALS

         A. The Borrower and the Bank are parties to an Amended and Restated Credit Agreement (Multicurrency) dated as of December 5, 1996 (the "Credit Agreement") pursuant to which the Bank has extended certain credit facilities to the Borrower.

         B. The Borrower has requested that the Bank agree to certain amendments of the Credit Agreement.

         C. The Bank is willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         2. Amendments to Credit Agreement.

            (a) Section 1.01 of the Credit Agreement shall be amended at the defined term "Availability Period" by amending and restating such defined term as follows:

            "'Availability Period': the period commencing on the date of this Agreement and ending on the date that is the earlier to occur of (a) December 18, 1997, and (b) the date on which the Bank's commitment to extend credit hereunder terminates."

            (b) Section 1.01 of the Credit Agreement shall be amended at the defined term "Final Maturity Date" by amending and restating such defined term as follows:

            "'Final Maturity Date': (a) in respect of any Advances, December 18, 1997; (b) in respect of any commercial letters of credit, June 18, 1998; (c) in respect of any standby letters of credit, December 18, 1998; (d) in respect of any Bank Guaranties, December 18, 1998; and
            (e) in respect of any acceptances, June 18, 1998."

            (c) Section 7.13 of the Credit Agreement shall be amended and restated in its entirety so as to read as follows:

            "7.13 Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth on a consolidated basis at any time to be less than $70,000,000 plus 75% of the Borrower's consolidated net income (but not less any net losses for any period) earned in each fiscal quarter

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commencing after September 30, 1996 plus the value of all Net Issuance  Proceeds
(whether in cash, other property or in kind) of equity securities issued by the Borrower from and after September 30, 1996. For purposes of this Section and
Section 7.14,  "Tangible Net Worth" means, as of any date of determination,  (i)
total  assets  (exclusive  of  goodwill,  patents,   trademarks,   trade  names,
organization expense, treasury shares, unamortized debt discount and premium, deferred charges and other like intangibles) less (ii) all reserves applicable thereto and all liabilities (including accrued and deferred income taxes and subordinated liabilities). For purposes of this Section, "Net Issuance Proceeds" means, in respect of any issuance of common or preferred equity, proceeds (whether in cash, other property, or in kind) received in connection therewith, net of out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any person not an affiliate of the Borrower and not to exceed 5% of the gross proceeds thereof."

            (d) Schedule 2 to Exhibit A of the Credit Agreement shall be amended and restated in its entirety so as to read as set forth in Schedule 2 attached hereto.

         3. Representations and Warranties. The Borrower hereby represents and warrants to the Bank as follows:

            (a) No Default or Event of Default has occurred and is continuing.

            (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any governmental authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

            (c) All representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

            (d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Bank or any other person.

         4. Effective Date. The amendments set forth in Sections 2(a) and 2(b) hereof will become effective as of December 19, 1996, and the amendments set forth in Sections 2(c) and 2(d) hereof will become effective as of the date first above written, provided that each of the following conditions precedent has been satisfied:

            (a) The Bank has received from the Borrower a duly executed original of this Amendment.

                  (b) The Bank has received from the Borrower a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

         5. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

         6.         Miscellaneous.

            (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

            (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

            (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

            (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Bank of a facsimile transmitted document purportedly bearing the signature of the Borrower shall bind the Borrower with the same force and effect as the delivery of a hard copy original. Any failure by the Bank to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document which hard copy page was not received by the Bank.

            (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended or modified except in writing executed by both of the parties hereto.

            (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

            (g) Borrower covenants to pay to or reimburse the Bank, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.



                                            STANFORD TELECOMMUNICATIONS, INC.



                                            By:      /s/ Gary Wolf
                                            ------------------------------------
                                            Name:
                                            Title:    Vice President & CEO


                                            By:   /s/ Chris Smallman
                                            ------------------------------------
                                            Name:
                                            Title:  Corporate Controller



                                            BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION



                                            By:   /s/ Debra G. Staiger
                                            ------------------------------------
                                            Name:
                                            Title:  Vice President